UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026 (March 24, 2026)

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2570 W El Camino Real, Suite 320 Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 24, 2026, the board of directors (the “Board”) of RenovoRx, Inc., a Delaware corporation (the “Company”), formally appointed Ramtin Agah, M.D., Chief Medical Officer and Chairman of the Board of the Company, to the newly created position of Executive Chairman, effective February 27, 2026. In connection with his roles as Chief Medical Officer and Executive Chairman, Dr. Agah accepted an offer letter from the Company on the same date (the “Agah Offer Letter”) to amend, restate and replace certain Consulting Agreement, dated January 1, 2018, between Dr. Agah and the Company. Dr. Agah acknowledged that certain Amended and Restated Change in Control and Severance Agreement, dated November 10, 2025, between the Company and Dr. Agah, remained in full force and effect.

Pursuant to the Agah Offer Letter, the Company shall pay Dr. Agah annualized base salary of $450,000, based on a minimum of 30 hours worked per week, payable semi-monthly, for his employment starting as of January 1, 2026. Dr. Agah will be eligible to receive an annual discretionary bonus of up to 40% of his annualized base salary, dependent on the performance of the Company and his individual performance, as determined by the Company in its discretion (the “Bonus”). The first Bonus shall be payable in 2027 for 2026 performance.

The Agah Offer Letter further provides that Dr. Agah will be eligible to receive annual grants of options to purchase shares of the Company’s common stock, as well as other compensatory awards such as restricted stock units, as determined by the Compensation Committee of the Board. Any such equity awards will be granted under the Company’s 2021 Omnibus Equity Incentive Plan (or a successor plan) and will be subject to the terms and conditions of the applicable plan and grant agreements, including vesting requirements and Dr. Agah’s continued service through each applicable vesting date.

Dr. Agah’s employment is at will, meaning that either he or the Company may terminate the employment at any time for any reason or no reason. The Agah Offer Letter also contains customary provisions for confidentiality and matters related to intellectual property and Company property.

The foregoing description of the Agah Offer Letter does not purport to be complete and is qualified in its entirety by reference thereto, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
10.1+	Agah Offer Letter, dated March 24, 2026 and effective February 27, 2026, by and between the Company and Ramtin Agah
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ Certain information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenovoRx, Inc.

Date: March 27, 2026	By:	/s/ Shaun R. Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer